                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                FORM 8-K/A NO. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               ------------------

                          DATE OF REPORT: MAY 9, 1996

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                             CHECKFREE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ------------------

    DELAWARE                     0-26802                        31-1013521
- ----------------           --------------------           ----------------------
(STATE OR OTHER            (COMMISSION FILE NO.)              (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)

                               ------------------

                             8275 North High Street
                              Columbus, Ohio 43235
                                 (614) 825-3000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                      INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                               ------------------

                                 Not Applicable
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                               ------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 21, 1996, Checkfree Corporation, a Delaware corporation ("Checkfree"), ISC Acquisition Corporation, an Ohio corporation and a wholly owned subsidiary of Checkfree ("ISC Acquisition"), and Security APL, Inc., an Illinois corporation ("Security"), entered into an Agreement and Plan of Merger, dated as of March 21, 1996, as amended (the "Merger Agreement"), whereby ISC Acquisition would be merged with and into Security with Security being the surviving entity as a wholly owned subsidiary of Checkfree (the "Acquisition"). Under the terms of the Merger Agreement, Checkfree agreed to acquire the stock of Security in exchange for common stock, $.01 par value, of Checkfree (the "Common Stock"). The Acquisition was completed on May 9, 1996. The total consideration paid by Checkfree was $53,307,815. Pursuant to the terms of the Merger Agreement, 2,805,652 shares of the Common Stock were issued, based upon an average stock price of $19.00 per share. Security is a full service provider of fully integrated, customized portfolio management software services, including performance measurement, trading and reporting for over 180 Institutional Money managers, along with brokers, financial planners and banks. Security handles nearly 300,000 professional portfolios and hundreds of thousands of trades per day.

         Checkfree's Board of Directors approved the issuance of the additional 2,805,652 shares on March 21, 1996. The shares of Common Stock received by the stockholders of Security are not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

           The transaction was accomplished through arms-length negotiations between Checkfree's management and Security's management. Security's stockholders approved the Acquisition on May 6, 1996. There was no material relationship between the stockholders of Security and Checkfree or any of Checkfree's affiliates, any of Checkfree's directors or officers, or any associate of any such Checkfree director or officer, prior to this transaction.

         Checkfree's press release issued May 9, 1996 regarding the consummation of the Acquisition is attached as an exhibit to this report and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The financial statements of Security APL, Inc. as audited by its independent auditors, were previously filed on the original Current Report on Form 8-K, dated March 9, 1996, filed with the Securities and Exchange Commission on May 20, 1996, and are deemed to be a part of this Amendment No. 1 thereto.

         (B)      PRO FORMA FINANCIAL INFORMATION.

         The following are the pro forma financial statements of Checkfree and Security for the periods provided therein:

         UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

         Checkfree's acquisition of Security has been treated as a pooling-of-interests for accounting purposes. Under the pooling-of-interests method of accounting, both entities are combined as if they had been operating as a single entity for all periods presented. Checkfree acquired Servantis Systems Holdings, Inc. ("Servantis") in February 1996 (the "Servantis Acquisition"). The Servantis Acquisition was treated as a purchase for accounting purposes. Under the purchase method of accounting, the assets and liabilities of the acquired company are recorded at their independently appraised fair values at the date of the acquisition, and the results of operations are combined from the effective date of the acquisition, with no retroactive restatement.

         The unaudited pro forma condensed combining statement of operations combines Checkfree's and Security's results of operations for the fiscal year ended December 31, 1995, with Servantis' results of operations for the twelve months ended December 31, 1995, giving effect to the Acquisition and the Servantis Acquisition as if they had occurred as of January 1, 1995. The unaudited pro forma condensed combining balance sheet combines Checkfree's and Security 's balance sheets with Servantis' balance sheet as of December 31, 1995, giving effect to the Acquisition and the Servantis Acquisition as if they had occurred on that date. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Acquisition or the Servantis Acquisition been consummated at the beginning of the period presented, nor is it necessarily indicative of future operating results or financial position.

             UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                             AS OF DECEMBER 31,1995
                                 (IN THOUSANDS)

                                       HISTORICAL AMOUNTS                                   HISTORICAL
                                      --------------------    PRO FORMA                       AMOUNT       PRO FORMA
                                      CHECKFREE  SERVANTIS   ADJUSTMENTS        PRO FORMA  SECURITY APL   ADJUSTMENTS   TOTAL
                                      -----------------------------------------------------------------------------------------
Assets
Current assets
     Cash and short term investments   $ 84,852   $  2,511    $(42,500)(1)       $ 44,863     $3,050        $   --   $   47,913
     Receivables - trade and other        3,533     20,921        --               24,454      1,518            --       25,972
     Prepaid expenses and other           1,916        380        --                2,296       --              --        2,296
     Deferred income taxes                  166        785         187 (2)(6)       1,138       --              --        1,138
                                       ----------------------------------------------------------------------------------------
        Total Current Assets             90,467     24,597     (42,313)            72,751      4,568            --       77,319
                                       ----------------------------------------------------------------------------------------

Property - net                           13,559     10,775       5,000 (2)         29,334      3,211            --       32,545
                                       ----------------------------------------------------------------------------------------

Other assets
     Investments                          7,499       --          --                7,499      1,198            --        8,697
     Intangible assets - computer
        software, net                       286     11,004      20,396 (2)         31,686        409            --       32,095
     Intangible assets - other, net        --       12,424      15,368 (2)         27,792       --              --       27,792
     Deferred income taxes                 --        8,949        (949)(2)(6)       8,000       --              --        8,000
     Other noncurrent assets              3,831        299        --                4,130        266            --        4,396
                                       ----------------------------------------------------------------------------------------
Total other assets                       11,616     32,676      34,815             79,107      1,873            --       80,980
                                       ----------------------------------------------------------------------------------------

Total                                  $115,642   $ 68,048    $ (2,498)          $181,192     $9,652        $   --     $190,844
                                       ========================================================================================

Liabilities and Stockholders' Equity
Current liabilities
     Accounts payable & accrued
        liabilities                       6,531      5,982        --               12,513        467            --       12,980
     Current portion of long-term
        obligations                       1,161       --          --                1,161       --              --        1,161
     Deferred revenues                      982     19,167      (9,214)(2)(7)      10,935       --              --       10,935
     Deferred income taxes                 --            4       3,682 (2)(6)       3,686       --              --        3,686
                                       ----------------------------------------------------------------------------------------
       Total Current Liabilities          8,674     25,153      (5,532)            28,295        467            --       28,762

Stockholders' and bank notes payable        125     41,914     (41,914)(1)            125       --              --          125
Obligations under capital leases          7,157       --          --                7,157       --              --        7,157
Deferred lease obligation                    51      2,285        --                2,336       --              --        2,336
Deferred income taxes                       309      2,898       9,344 (2)(6)      12,551       --              --       12,551
                                       ----------------------------------------------------------------------------------------

     Total liabilities                   16,316     72,250     (38,102)            50,464        467            --       50,931

Stockholders' equity
     Preferred stock                       --       13,052     (13,052)(3)           --         --              --         --

     Stockholders' equity                99,326    (17,254)     48,656 (1)(2)(3)  130,728      9,185                    139,913
                                       ----------------------------------------------------------------------------------------

Total Liabilities and Stockholders'
   Equity                              $115,642   $ 68,048    $ (2,498)          $181,192     $9,652        $   --     $190,844
                                       ========================================================================================

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
        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                         HISTORICAL AMOUNTS                             HISTORICAL
                                        --------------------   PRO FORMA                  AMOUNT     PRO FORMA
                                        CHECKFREE  SERVANTIS  ADJUSTMENTS   PRO FORMA  SECURITY APL  ADJUSTMENTS  TOTAL
                                        ----------------------------------------------------------------------------------
OPERATING REVENUES:
   Total revenues                        $49,330    $66,675       --          $116,005     $15,670    $  --      $131,675
   Amortization of purchased profits        --         --       (9,214)(7)      (9,214)       --         --        (9,214)
                                         --------------------------------------------------------------------------------
      Total operating revenues, net       49,330     66,675     (9,214)        106,791      15,670       --       122,461
                                         --------------------------------------------------------------------------------

OPERATING EXPENSES:
     Processing, servicing, and support   30,293     24,610       --            54,903       7,041       --        61,944
     Research and development              6,892      6,879       --            13,771       1,756       --        15,527
     Sales, marketing and royalties        7,261     13,483       --            20,744       1,553       --        22,297
     General and administrative            4,064     11,537       --            15,601       1,967       --        17,568
     Depreciation and amortization         2,485     11,097      3,346(4)       16,928       1,454       --        18,382
                                         --------------------------------------------------------------------------------
          Total operating expenses        50,995     67,606      3,346         121,947      13,771       --       135,718
                                         --------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS             (1,665)      (931)   (12,560)        (15,156)      1,899       --       (13,257)
                                         --------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
     INVESTMENT INCOME                     2,135        471       --             2,606         201       --         2,807
     INTEREST EXPENSE                       (645)    (3,490)     3,490 (5)        (645)                  --          (645)
                                         --------------------------------------------------------------------------------
                                           1,490     (3,019)     3,490           1,961         201       --         2,162
                                         --------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAX             (175)    (3,950)    (9,070)        (13,195)      2,100       --       (11,095)

INCOME TAX EXPENSE (BENEFIT)                  40     (1,236)    (3,084)(6)      (4,280)         96        618 (6)  (3,566)
                                         --------------------------------------------------------------------------------

NET INCOME (LOSS)                        $  (215)  $ (2,714)  $ (5,986)       $ (8,915)    $ 2,004    $  (618)   $ (7,529)

PREFERRED STOCK DIVIDENDS                   --         (797)  $    797 (5)        --          --      $  --      $   --
                                         --------------------------------------------------------------------------------

NET INCOME (LOSS) APPLICABLE TO
COMMON SHARES                            $  (215)  $ (3,511)  $ (5,189)       $ (8,915)    $ 2,004    $  (618)    $(7,529)
                                         ================================================================================
NET INCOME (LOSS) PER COMMON SHARE                                            $  (0.26)    $  0.71                $ (0.21)
                                                                              ====================                =======

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING                                                    33,891       2,806                 36,697
                                                                              ====================                =======

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING
                             FINANCIAL INFORMATION

          1. Adjustment to reflect payment of $42,500,000 cash portion pursuant to the Servantis Merger Agreement.

          2. Adjustments to reflect the change in net assets for the Servantis Acquisition based upon preliminary estimates of fair market value at December 31, 1995 as follows:

                                 (In thousands)

TOTAL PURCHASE PRICE                                                    $165,137
                                                                        ========
ALLOCATION OF PURCHASE PRICE
  Net assets acquired at fair market value                              $ 15,464
ADJUSTMENTS TO REFLECT FAIR VALUE OF ASSETS ACQUIRED
  In-process R&D                                                          90,600
  Capitalized software (3 to 10-year lives)                               31,400
  Other intangibles (10 to 30-year lives)                                 27,673
                                                                        --------
                                                                         149,673
                                                                        --------
         Total                                                          $165,137
                                                                        ========

          3. Adjustment to reflect the issuance of 5,671,726 shares of Checkfree Common Stock at $20.00 per share in exchange for all shares of Servantis' common and preferred stock and the elimination of Servantis' stockholders' equity.

          4. Adjustment to eliminate Servantis' historical intangible asset amortization expense and to reflect the amortization from the capitalized software and other intangibles.

          5. Adjustment to eliminate Servantis' interest expense to reflect the pay-off of long-term debt, and elimination of Servantis' preferred stock dividends.

          6. Adjustment to reflect income tax effects of pre-tax pro forma adjustments at the statutory rate.

          7. Adjusted to reflect the reduction in operating and deferred revenues for purchased profits.

Notes to Unaudited Pro Forma Condensed Combining Financial Statements

          Note A: The unaudited pro forma condensed combining balance sheet of Checkfree, Security, and Servantis has been prepared as if the Acquisition, which is being accounted for as a pooling of interests, and the Servantis Acquisition, which is being accounted for as a purchase, were completed as of December 31, 1995. The total purchase price of $165.1 million was allocated to Servantis' December 31, 1995 balance sheet. Actual balance sheets of Checkfree and Servantis were combined as of February 21, 1996, the effective date of the Servantis Acquisition.

          The allocation of the Servantis purchase price among the identifiable tangible and intangible assets included herein is based on an independent appraisal of the fair market value of those assets. Purchased research and development was identified and valued through interviews and analysis of data concerning each Servantis developmental project. Expected future cash flows of each developmental project were discounted to present value taking into account risks associated with the inherent difficulties and uncertainties in completing the project, and thereby achieving technological feasibility, and risks related to the viability of and potential changes in future target markets. The above analysis and valuation resulted in a value of $90.6 million for purchased research and development, which has not yet reached technological feasibility and does not have alternative future uses. Therefore, in accordance with generally accepted accounting principles, this amount was written off in the quarter ended March 31, 1996.

          Using the same methodology, purchased software was identified and valued. Expected future cash flows associated with purchased software product were discounted to present value taking into account risks related to the characteristics and applications of each associated product, existing and future markets, and assessments of the life cycle stage of each product. This analysis resulted in an additional $31.4 million of purchased software, which had reached technological feasibility and therefore was capitalized. The amount of purchase price allocated to purchased software was smaller than that allocated to purchased research and development due to the shorter life and lower cash flows remaining for the purchased software as compared to the projects currently under development.

          Note B: In the pro forma condensed combining statement of operations, the Checkfree and Security statements of operations for the fiscal year ended December 31, 1995 have been combined with the Servantis statement of operations for the twelve months ended December 31, 1995. Actual statements of operations of Checkfree and Servantis were combined from February 21, 1996, the effective date of the Acquisition, with no retroactive restatement.

          Note C: The unaudited pro forma combined net loss per share is based on the weighted average number of shares of Checkfree Common Stock outstanding during the period, adjusted to give effect to shares assumed to be issued had the Acquisition and the Servantis Acquisition taken place as of January 1, 1995.

          Note D: The unaudited pro forma condensed combining statement of operations does not include the value of the $90.6 million write-off of purchased research and development arising from the Servantis Acquisition, as it is a material nonrecurring charge. In addition, as part of the allocation of the purchase price, the Company reduced the deferred revenues on the balance sheet of Servantis at the date of the Servantis Acquisition due to the fact that anticipated profits included in deferred revenues are reflected in the purchase price of the Servantis Acquisition. As a result, the Company will not recognize revenues or profits with respect to such reduction in deferred revenues. Such reduction increased substantially from the $9.2 million reflected in the Unaudited Pro Forma Condensed Combining Balance Sheet to approximately $20.7 million, due to the increase in Servantis' deferred revenues from December 31, 1995 to February 21, 1996, the effective date of the Servantis Acquisition. The write-off of in-process research and development costs and the nonrecognition of such revenues or profits on certain of Servantis' deferred revenues will have a material adverse impact on the Company's financial results in 1996.

          (C)      EXHIBITS.

              Exhibit No.                       Description
                2(a)           Agreement and Plan of Merger, dated as of March
                               21, 1996, among Checkfree Corporation, ISC
                               Acquisition Corporation, and Security APL, Inc.
                               (Reference is made to Exhibit 2 to the Current
                               Report on Form 8-K, dated March 21, 1996, filed
                               with the Securities and Exchange Commission on
                               March 29, 1996, and incorporated herein by
                               reference.)

                2(b) Amendment to Agreement and Plan of merger, dated as of April 30, 1996, among Checkfree
                               Corporation, ISC Acquisition Corporation, and
                               Security APL, Inc. (Reference is made to Exhibit
                               2(c) to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference.)

                 99 Press Release (Reference is made to Exhibit 99 to the Current Report on Form 8-K, dated May 9,
                               1996, and filed with the Securities and Exchange
                               Commission on May 20, 1996, and incorporated herein by reference).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CHECKFREE CORPORATION


Date:  July 22, 1996           By: /s/ JOHN M. STANTON
                                   ---------------------------------------------
                                   John M. Stanton, Vice President and Treasurer

                                 EXHIBIT INDEX

             Exhibit No.                             Description                       Page
                2(a)           Agreement and Plan of Merger, dated as of March
                               21, 1996, among Checkfree Corporation, ISC
                               Acquisition Corporation, and Security APL, Inc.
                               (Reference is made to Exhibit 2 to the Current
                               Report on Form 8-K, dated March 21, 1996, filed
                               with the Securities and Exchange Commission on
                               March 29, 1996, and incorporated herein by
                               reference.)

                2(b) Amendment to Agreement and Plan of merger, dated as of April 30, 1996, among Checkfree
                               Corporation, ISC Acquisition Corporation, and
                               Security APL, Inc. (Reference is made to Exhibit
                               2(c) to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference.)

                 99 Press Release. (Reference is made to Exhibit 99 to the Current Report on Form 8-K, dated May 9,
                               1996, and filed with the Securities and Exchange
                               Commission on May 20, 1996, and incorporated herein by reference.)

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